EXHIBIT 10.23

FORM OF NOTE

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY
NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND PAYEE HEREUNDER ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 3 HEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY TERMS OF THIS NOTE AND THE TERMS OF SUCH SECTION 3, THE TERMS OF SECTION 3 SHALL GOVERN.
________________________________________________________________

JACKPOT ENTERPRISES, INC.

No. _________ 	$_________


Convertible Subordinated Note


	Jackpot Enterprises, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to the order of _____________ (the "Payee") on March 31, 2007 (the "Maturity Date") at the offices of the Company, the principal sum of _________________ Dollars ($_________) or such lesser principal amount as shall at such time be outstanding hereunder (the "Principal Amount"). Each payment by the Company pursuant to this Note shall be made in lawful currency of the United States of America and in immediately available funds. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with
Section 4 hereof.

	Accrued and unpaid interest on the Principal Amount of this Note outstanding shall commence on the date hereof and be payable (i) on the last day of each March, June, September, and December commencing June 30, 2000 (ii) upon maturity (whether at the Maturity Date, by acceleration or otherwise) and
(ii) after maturity until paid in full (after as well as before judgment), on demand. Each of the dates referred to in clauses (i) and (ii) is sometimes hereinafter referred to as an "Interest Payment Date." All computations of interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). The Principal Amount of this Note together with interest accrued and unpaid thereon shall be payable on the Maturity Date unless this Note is converted or prepaid in accordance with
Section 5 hereof.

	The amount of all repayments of principal, interest rates applicable thereto and interest accrued thereon shall be recorded on the records of the Company and, prior to any transfer of, or any action to collect on this Note, shall be endorsed on this Note. Any such recordation or endorsement shall constitute prima facie evidence of the accuracy of the information so recorded or endorsed, but the failure to record any such amount or rate shall not limit or otherwise affect the obligations of the Company hereunder to make payments of principal or interest when due. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

	The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) in the event of a default by the Company after notice, agrees to pay to the holder hereof, all reasonable costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection or this Note.

	This Note is issued pursuant to a Subscription Agreement dated the date of this Note, between the Company and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. This Note is one of several Notes issued in connection with the sale of an aggregate of $20 million of such Notes. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to those terms, conditions, covenants and agreements contained in the Subscription Agreement which are expressly applicable to the Notes. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note.

	1.	Definitions.  For purposes of this Note, the following terms shall have the meanings described below:

A.	"Indebtedness for Borrowed Money" means (i) all payment
obligations of the Company to a bank, financial institution, insurance company, finance company or other institutional lender or other entity regularly engaged in the business of extending credit in the form of borrowed money (each of the foregoing, an "Institutional Lender") in respect of extensions of credit to the Company (or to a subsidiary of the Company to the extent such obligations are guaranteed by the Company) and (ii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances, in each case issued for the account of the Company.

B.	"Market Price" as of any date, (i) means the last
reported sale price for the shares of Common Stock on the New York Stock Exchange (the "NYSE") or the Nasdaq National Market ("Nasdaq") as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holder of this Note and the Company ("Bloomberg"), or (ii) if the NYSE or Nasdaq is not the principal trading market for the shares of Common Stock, the last reported sale price on the principal trading market for the Common Stock as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of a majority-in-interest of the holders of the outstanding Notes, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

C.	"Senior Debt" means, collectively, (i) all Indebtedness for
Borrowed Money (and all renewals, extensions, refundings, amendments and modifications of any such Indebtedness for Borrowed Money); (ii) all other indebtedness incurred prior to or after the issuance of the Notes which by its terms is superior in right of payment to the Notes; and (iii) all payment obligations of the Company pursuant to any capitalized lease with an entity that is not an affiliate of the Company, unless by the terms of the instrument creating or evidencing any such indebtedness it is expressly provided that such indebtedness is not superior in right of payment to the Notes.

2.	Prepayment.  The Principal Amount of this Note may not be prepaid in whole or in part, except as provided in Section 5A hereof.

3.	Subordination.  The Company, for itself, its successors and
assigns, covenants and agrees, and the Payee and each successive holder of this Note, by its acceptance of this Note, likewise covenants and agrees (expressly for the benefit of the present and future holders of the Senior Debt, that the payment of principal of, and interest on, this Note is hereby expressly subordinated in right of payment to the prior payment in full of the principal of, premium (if any) and interest on, all Senior Debt of the Company (other than the Notes), whether outstanding on the date hereof or hereafter incurred or created.

		The provisions of this Section 2 are not for the benefit of the Company, but are solely for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holders of the Notes, on the other hand. Nothing contained herein (i) shall impair, as between the Company and the holder of this Note, the obligations of the Company, which are absolute and unconditional, to pay to the holder hereof all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof or (ii) shall prevent the holder of this Note from exercising all rights, powers and remedies otherwise permitted by applicable law or upon a default under this Note as set forth in these subordination provisions.

4.	Computation of Interest.

A.	Base Interest Rate.  Subject to subsections 4B below, the
outstanding Principal Amount shall bear interest at the rate of eight (8%) percent per annum.

B.	Maximum Rate.  In the event that it is determined that, under applicable law, the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at Maturity.

5.	Conversion of Note.  Subject to the terms stated below, the Payee shall have conversion rights  ("Conversion Rights") as follows:

A.	Mandatory Conversion.  This Note shall be convertible
automatically without further action of the Company, the Payee or any other party if at any time after April 1, 2004, the common stock of the Company (the "Common Stock") shall have a Market Price of over 250% of the then current Conversion Price for a period of ten trading days within any twenty consecutive trading day period, into such number of fully paid and non-assessable shares of Common Stock as are determined pursuant to Sections 5C and 5E(i).
B.	Optional Conversion.  At the option of the Payee, all of the outstanding Principal Amount of this Note with all accrued and unpaid interest shall be convertible anytime after June 1, 2001 and from time to time up to and including the Maturity Date, into such number of fully paid and non-assessable shares of Common Stock as shall be determined below.

C.	Conversion Price .  The number of shares of Common Stock to
be received by the Payee upon conversion (the "Conversion Shares") is to be determined by dividing the Principal Amount of this Note by the conversion price in effect at the time of conversion (the "Conversion Price"). The Conversion Price at which the Conversion Shares shall be deliverable upon conversion of this Note without the payment of additional consideration by the Payee shall initially be $10.75 Such initial Conversion Price, and the rate at which this Note may be converted into Conversion Shares, shall be subject to adjustment as provided in Section 5F below.

D.	Fractional Shares.  No fractional shares of Common Stock
shall be issued upon conversion of this Note. The determination of fractional shares shall be made on the basis of the Principal Amount of this Note plus accrued and unpaid interest at the time of conversion divided by the Conversion Price. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price immediately in effect prior to the event which would result in the issuance of a fractional share of Common Stock.

E.	Mechanics of Conversion.

(i)		Mandatory Conversion.   In the event the Notes
automatically convert pursuant to the provisions of Sections 5A hereof, the Company shall deliver to the Payee at its address appearing on the records of the Company a written notice of the conversion of this Note (the "Conversion Notice") including a brief description of the event which resulted in the conversion and the effective date of such conversion (the "Conversion Date"), requesting surrender of this Note for cancellation and written instructions regarding the registration and delivery of certificates for the Conversion Shares. In the event the Payee receives a Conversion Notice, the Payee shall be required to surrender this Note for cancellation, or, if the Note is lost or otherwise unavailable for delivery, an affidavit of lost Note in form reasonably acceptable to the Company, but the failure of the Payee to so surrender this Note shall not affect the conversion of the outstanding Principal Amount into Conversion Shares. Promptly after the Company receives this Note for cancellation, or, if this Note is lost or otherwise unavailable for delivery, an affidavit of lost Note in form reasonably acceptable to the Company, the Company will issue to the Payee or its designee such number of fully paid and non-assessable Conversion Shares as are determined pursuant to Section 5C. No holder of this Note shall be entitled upon conversion of this Note to have the Conversion Shares registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of this Note. In the event the Payee does not provide the Company with written instructions regarding the registration and delivery of certificates for the Conversion Shares, the Company shall issue such shares in the name of the Payee and shall forward such certificates to the Payee at its address appearing on the records of
the Company.   The person entitled to receive the Conversion Shares shall be deemed to have become the holder of record of such shares at the close of business on the Conversion Date and the person entitled to receive share certificates for the Conversion Shares shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Company may rely on record ownership of this Note for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, this Note shall, until surrendered to the Company, represent the right to receive the Conversion Shares plus cash in lieu of fractional shares, if any.

(ii)		Optional Conversion.  Upon election of the Payee to
convert this Note into Conversion Shares pursuant to Section 5B, the Payee shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. Promptly after the Company receives this Note for cancellation, or, if this Note is lost or otherwise unavailable for delivery, an affidavit of lost Note in form reasonably acceptable to the Company, the Company will issue to the Payee or its designee such number of fully paid and non-assessable Conversion Shares as are determined pursuant to Section 5C. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(iii)	Noteholder Rights.  All Notes subject to conversion
as herein provided shall no longer be deemed to be outstanding and all rights with respect thereto, including the rights, if any, to receive notice, is and shall immediately cease and terminate on the Conversion Date, except for Conversion Rights.
F.	Adjustment of Conversion Price and Number of Conversion
Shares. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

(i)		Adjustment upon Declaration of Dividends or
Reclassification. In case the Company shall (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying the Conversion Price prior to such action by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(ii)		Adjustment upon Issuance of Common Stock. (a) If,
at any time after the date hereof the ("Closing Date"), the Company shall issue, sell or otherwise distribute (or, in accordance with Sub-section
(ii)(b) hereof, shall be deemed to have issued, sold or otherwise distributed) any shares of Common Stock without consideration or for a consideration per share less than the Market Price (determined on a per share basis) as of the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Conversion Price shall be reduced (without regard to any other provisions hereof) to an amount equal to the product obtained by multiplying (A) the Conversion Price in effect immediately prior to such issuance or sale, by (B) a fraction, the numerator of which shall be the sum of (x) the product obtained by multiplying (1) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately prior to such issuance or sale by (2) the Market Price prior to the date of such issuance or sale, and (y) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which shall be the product obtained by multiplying (C) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) immediately after such issuance or sale, by (D) the Market Price as of the date of issuance or sale. Upon each such adjustment of the Conversion Price hereunder, the number of Conversion Shares which may be obtained upon conversion of a Note shall be increased to the number of shares determined by multiplying (A) the number of Conversion Shares which could be obtained upon conversion of such
Note immediately prior to such adjustment by (B) a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the Conversion Price in effect immediately after such adjustment.

(b) For the purpose of determining the adjusted Conversion Price under Subsection (ii)(a) hereof, the following shall be applicable:

(I) Issuance of Rights or Options. If the Company in any manner issues, grants or otherwise distributes any rights or options to subscribe for or to purchase (A) Common Stock or (B) any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price (determined on a per share basis) as of the date of issuance or grant of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon exercise of Options or upon conversion or exchange of Convertible Securities issuable upon exercise of Options shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. The provisions of this Section F(ii)(a)(I) shall not apply to any Options issued pursuant to any stock option plan of the Company approved by the stockholders of the Company.

  	(II) Issuance of Convertible Securities. If the Company in any manner issues, sells or otherwise distributes any Convertible Securities having an exercise or conversion or exchange price per share of Common Stock which is less than the Market Price (determined on a per share basis) as of the date of such issuance or sale, then the maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such lower price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are required to be made pursuant to other provisions of this Sub-section F(ii)(b), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

 	(III) Change in Option Price or Conversion Price. If, at any time, there is any change in (x) the purchase price provided for in any Options,
(y) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or (z) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Conversion Shares shall be correspondingly readjusted.

 	(IV) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for consideration other than cash, then the amount of the consideration other than cash received by the Company shall be the fair value of such consideration determined, in good faith, by the Board of Directors of the Company.

(V) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

 	(VI) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance, sale or distribution of the shares of Common Stock deemed to have been issued, sold or distributed upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii) Consolidations and Mergers. If, at any time after the Closing Date, the Company shall consolidate with, merge with or into, or sell all or substantially all of its assets or property to, another corporation, then the Company shall cause effective provision to be made so that each Note shall, effective as of the effective date of such event retroactive to the record date, if any, of such event, be exercisable or exchangeable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the number of shares of Common Stock deliverable upon conversion or exchange of such Note would have been entitled upon such event.

(iv)  Notice; Calculations; Etc.  Whenever the Conversion
Price and the number of Conversion Shares shall be adjusted as provided in this Sub-section F, the Company shall provide to each holder a statement, signed by the President or Chief Financial Officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Conversion Price and the number of Conversion Shares applicable to each Note after giving effect to such adjustment. All calculations under this Sub-section F shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest one-tenth of a share, as the case may be. Adjustments pursuant to Sub-section F shall apply to successive events or transactions of the type covered thereby.

(v)  Certain Adjustments; Cash Dividends or Distributions.
In the event that the Company in any manner issues or grants Options or Convertible Securities, or any other transaction, circumstances or events occur which give rise to anti-dilution adjustments under Other Anti-Dilution Instruments, then the Company will promptly make proportional, equitable and corresponding adjustments in the number of shares of Common Stock issuable upon conversion of the Notes to protect the holders against dilution as a result of such events. In the event the Company in any manner makes any dividends or distributions in cash, cash equivalent or marketable securities, other than Tax Distributions, the Conversion Price shall be adjusted by multiplying the Conversion Price (determined on a per share basis) by a fraction (x) the numerator of which is the Market Price immediately prior to the time of such dividend or distribution (determined on a per share basis) less the per share amount of such dividend or distribution and (y) the denominator of which is such Market Price.

G.	Validity of Stock.  All shares of Common Stock which may be
issued upon conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, fully paid and non-assessable.

H.	Reservation of Shares.  The Company covenants and agrees that it will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized but unissued shares, a sufficient number of shares of its Common Stock to provide for the exercise in full of the conversion rights contained in this Note.

I.	Retirement of Stock. For so long as the Note shall be
outstanding, the Company covenants and agrees that it will not retire any capital stock of the Company, or any warrants, other than in connection with the redemption or cashless exercise of any stock options.

6.	Amendments and Waivers.

A.	The provisions of this Note may not be amended, modified,
waived, changed or terminated other than by an agreement in writing signed by the Company and the holders of one hundred percent (100%) of the outstanding principal amount of the Notes.

B.	No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

7.1	Nature of Events.  An "Event of Default" shall exist if any of the following occurs and is continuing:

A.	Failure to pay Interest on this Note on or before the date
such payment is due;

B.	Failure to pay principal on this Note on or before the date
such payment is due;

C.	Any material representation or warranty made by the Company
in this Note or the Subscription Agreement and Investment Representation of even date herewith between the Company and the Holder (the "Subscription Agreement") being untrue when made;

D.	Failure to perform or observe any covenant or agreement of
the Company contained in this Note, or in the Subscription Agreement which remains uncured for a period of 30 days after receipt of notice from any holder of Notes as to such failure or after the Company had or should have had knowledge of such failure;

E.	Failure by the Company to pay principal at maturity of, or
interest on, or the occurrence and continuation of an event of default under, any loan agreement, mortgage, indenture or other instruments under which there is issued or by which there is secured or evidenced any indebtedness (other than the Notes) of the Company, whether such indebtedness exists on the date of the issuance of this Note or is created thereafter and the principal amount of such indebtedness which, together with any such other indebtedness under which the occurrence of such event of default constitutes an event of default or, if not paid at maturity, aggregates an amount equal to or greater than $100,000, or the rendering of one or more final judgments, orders or decrees against the Company and/or any subsidiary in an aggregate amount in excess of $300,000 which are not vacated, satisfied, discharged or the execution thereof stayed within a period of 30 days from entry thereof;

F.	A custodian, receiver, liquidator or trustee of the Company, or of any of its material property, is appointed or takes possession and such appointment or possession remains in effect for more than 30 days; or the Company is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code or any other applicable Federal or state bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors rights generally against the Company; or any of the material property of the Company is sequestered by court order and the order remains in effect for more than 30 days; or a petition is filed against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after filing;

G.	The Company files a petition in voluntary bankruptcy or
seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of indebtedness, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

H.	The Company makes an assignment for the benefit of its
creditors, or generally fails to pay its obligations as they become due (without a waiver thereof), or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Company or all or any material part of its material property.

7.2	Default Remedies.

	In case an Event of Default has occurred and is continuing, the holder of this Note, by written notice to the Company, may declare the principal of this Note, plus accrued Interest, to be immediately due and payable, and upon any such declaration such principal, plus accrued Interest shall become due and payable immediately. In case an Event of Default described in Sections 7.1(F), (G), or (H) above occurs, such amounts will become due and payable without any declaration or any act on the part of the holder of this Note. Such declaration of acceleration may be rescinded and past defaults may be waived by the holder of this Note.

8.	Miscellaneous.

A.	Registered Holder.  The Company may consider and treat the
person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the
contrary.   In case of transfer of this Note by operation of law, the
transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Company by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all holders or transferees of the Note not registered at the time of sending the communication.

B.	Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles applied in the State of New York.

C.	Notices.  Unless otherwise provided, all notices required or permitted under this Note shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified,
(ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) upon confirmed receipt if deposited with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed).

	If sent to Payee, notices shall be sent to the following address:

				[_____________
				______________]

	If sent to the Company, notices shall be sent to the following address:

				Jackpot Enterprises, Inc.
				1110 Palms Airport Drive
				Las Vegas, Nevada  89119-3730
				Attention:  Mr. Bob Torkar

	With a copy (which shall not constitute notice) to:

				Camhy Karlinsky & Stein LLP
				1740 Broadway
				New York, New York 10019
				Attention: Alan I. Annex, Esq.

D.	Waiver of Jury Trial.  THE PAYEE AND THE COMPANY HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

9.	No Rights or Liabilities as a Shareholder.  This Note shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Note, in the absence of affirmative action by the holder hereof to purchase Conversion Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.



	IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer.

					JACKPOT ENTERPRISES, INC.


					By:
			Name: 	Allan R. Tessler
			Title:  Chairman